Exhibit 10(g)
TO: [PARTICIPANT NAME]
PARKER-HANNIFIN CORPORATION
NON-EMPLOYEE DIRECTORS’
RESTRICTED STOCK UNIT AWARD AGREEMENT (RS-003NED)
The Human Resources and Compensation Committee of the Board of Directors (“Committee”) of Parker-Hannifin Corporation (“Company”) has awarded you the following number of Restricted Stock Units (“RSUs”) under the Amended and Restated Parker-Hannifin Corporation 2009 Omnibus Stock Incentive Plan (the “Plan”) and subject to the Parker-Hannifin Corporation Non-Employee Directors’ Restricted Stock Unit Terms and Conditions (RS-003NED) (“Terms and Conditions”):

Grant Date	Number of RSUs
[Grant Date]	[Number Granted]
Vesting Date. Except as otherwise provided in the Terms and Conditions, the RSUs will vest on the later of (a) one year from the grant date; or (b) on the date of the next Annual Shareholders’ Meeting of the Company that occurs after the Grant Date (“Vesting Date”).
Payment Dates. The Restricted Stock Units will be paid to you in shares of Parker common stock on the vesting date identified above, except as otherwise provided herein and in the Terms and Conditions.
Your Action Items. Please take the following actions:

•	Before you accept your grant, click on the links below to review the Terms and Conditions and the Plan, which govern this award.

•	Accept the Terms and Conditions and execute this Agreement by clicking on the “Accept” button below.

•	Inform the Company of any change in address or contact information, as necessary.
Non-Employee Directors’ Restricted Stock Unit Terms and Conditions (RS-003NED)
Amended and Restated Parker-Hannifin Corporation 2009 Omnibus Stock Incentive Plan
To view the most recent Annual Report, please click here
To view the most recent Proxy Statement, please click here
To view the Plan Summary and Prospectus, please click here

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